CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities Offered	Maximum Aggregate Offering Price	Amount of Registration Fee (1)
HSBC USA Inc. Buffered Accrual Securities linked to the EURO STOXX 50® Index due April 5, 2018	$3,000,000	$343.80

(1) Calculated in accordance with Rule 457 (r) of the Securities Act of 1933, as amended.

Filed Pursuant to Rule 424(b)(2)

Registration No. 333-180289

PRICING SUPPLEMENT

Dated March 30, 2012

(To Prospectus dated March 22, 2012,

Prospectus Supplement dated March 22, 2012 and

Equity Index Underlying Supplement dated March 22, 2012)

HSBC USA Inc.
Buffered Accrual Securities

}	$3,000,000 Buffered Accrual Securities linked to the EURO STOXX 50® Index
}	6-year term
}	Annualized quarterly coupons of 5.50% per annum, subject to the accrual provision
}	Protection from the first 35% of any losses in the reference asset, subject to the credit risk of HSBC USA Inc.

The Buffered Accrual Securities (each a “security” and collectively the “securities") offered hereunder will not be listed on any U.S. securities exchange or automated quotation system.

Neither the U.S. Securities and Exchange Commission ( the “SEC”) nor any state securities commission has approved or disapproved of the securities or passed upon the accuracy or the adequacy of this document, the accompanying underlying supplement, prospectus or prospectus supplement. Any representation to the contrary is a criminal offense. We have appointed HSBC Securities (USA) Inc., an affiliate of ours, as the agent for the sale of the securities. HSBC Securities (USA) Inc. will purchase the securities from us for distribution to other registered broker-dealers or will offer the securities directly to investors. In addition, HSBC Securities (USA) Inc. or another of its affiliates or agents may use this pricing supplement in market-making transactions in any securities after their initial sale. Unless we or our agent informs you otherwise in the confirmation of sale, this pricing supplement is being used in a market-making transaction. See “Supplemental Plan of Distribution (Conflicts of Interest)” on page PS-10 of this pricing supplement.

Investment in the securities involves certain risks. You should refer to “Risk Factors” beginning on page PS-6 of this document, page S-3 of the accompanying prospectus supplement, and page S-1 of the accompanying Equity Index Underlying Supplement.

	Price to Public	Fees and Commissions[1]	Proceeds to Issuer
Per security	$1,000	$30	$970
Total	$3,000,000	$90,000	$2,910,000

1 See “Supplemental Plan of Distribution (Conflicts of Interest)” on page PS-10 of this pricing supplement.

The securities:

Are Not FDIC Insured	Are Not Bank Guaranteed	May Lose Value

HSBC USA Inc. Buffered Accrual Securities

Linked to the EURO STOXX 50® Index

This offering of securities has the terms described in this pricing supplement and the accompanying prospectus supplement, prospectus and underlying supplement. If the terms of the securities offered hereby are inconsistent with those described in the accompanying prospectus supplement, prospectus or underlying supplement, the terms described in this pricing supplement shall control. You should be willing to forgo dividend payments during the term of the securities and, if the Reference Return is negative, lose up to 65% of your principal.

This pricing supplement relates to an offering of securities linked to the performance of the EURO STOXX 50® Index (the “Reference Asset”). The purchaser of a security will acquire a senior unsecured debt security of HSBC USA Inc. linked to the Reference Asset as described below. The following key terms relate to the offering of securities:

Issuer:	HSBC USA Inc.
Principal Amount:	$1,000 per security
Reference Asset:	The EURO STOXX 50® Index (Ticker: SX5E)
Trade Date:	March 30, 2012
Pricing Date:	March 30, 2012
Original Issue Date:	April 4, 2012
Final Valuation Date:	March 29, 2018. The Final Valuation Date is subject to adjustment as described under “Valuation Dates” in the accompanying Equity Index Underlying Supplement.
Maturity Date:	3 business days after the Final Valuation Date and is expected to be April 5, 2018. The Maturity Date is subject to adjustment as described under “Coupon Payment Dates, Call Payment Dates and Maturity Date” in the accompanying Equity Index Underlying Supplement.
Coupon:	With respect to each Coupon Payment Date, for each $1,000 Principal Amount of securities, the Coupon will equal: $1,000 × the Coupon Rate applicable to such Coupon Payment Date, divided by four.
Coupon Rate (paid quarterly):

With respect to each Coupon Period, a rate per annum, calculated as follows:

“Variable Days” is the actual number of scheduled trading days during such Coupon Period on which the Accrual Provision is satisfied, and “Scheduled Trading Days” means the actual number of scheduled trading days in the Coupon Period, subject to adjustment as described under “Observation Periods” in the accompanying Equity Index Underlying Supplement.

Payment at Maturity:	On the Maturity Date, for each security, we will pay you the Final Settlement Value (plus any Coupon payment).
Final Settlement Value:

If the Reference Return is greater than or equal to the Buffer Level, you will receive $1,000 per $1,000 Principal Amount of securities (zero return).

If the Reference Return is less than the Buffer Level, you will receive a cash payment on the Maturity Date, per $1,000 Principal Amount of securities, calculated as follows:

$1,000 + [$1,000 × (Reference Return + 35%)].
Under these circumstances, you will lose 1% of the Principal Amount of your securities for each percentage point that the Reference Return is below the Buffer Level. For example, if the Reference Return is -45%, you will suffer a 10% loss and receive 90% of the Principal Amount. If the Reference Return is less than the Buffer Level, you may lose up to 65% of your investment.

Reference Return:	The quotient, expressed as a percentage, calculated as follows:
Final Level – Initial Level Initial Level
Buffer Level:	-35%
Accrual Provision:

For each Coupon Period, the Accrual Provision shall be deemed to have been satisfied on each scheduled trading day during such Coupon Period on which the Official Closing Level of the Reference Asset is greater than or equal to the Coupon Barrier Level. If the Official Closing Level relating to a scheduled trading day is less than the Coupon Barrier Level, the Accrual Provision shall be deemed not to have been satisfied for such scheduled trading day.

Coupon Barrier Level:	65% of the Initial Level

PS-2

Coupon Period, Coupon Valuation Dates and Coupon Payment Dates:

The “Coupon Period” is the period beginning on and including the Original Issue Date and ending on and including the first Coupon Valuation Date and each successive period beginning on but excluding a Coupon Valuation Date and ending on and including the next succeeding Coupon Valuation Date.

Coupon Period	Start Date	Coupon Valuation Date*	Coupon Payment Date**	Scheduled Trading Days***
1	April 2, 2012	July 2, 2012	July 5, 2012	63
2	July 3, 2012	October 2, 2012	October 5, 2012	66
3	October 3, 2012	January 2, 2013	January 7, 2013	63
4	January 3, 2013	April 2, 2013	April 5, 2013	62
5	April 3, 2013	July 2, 2013	July 5, 2013	64
6	July 3, 2013	October 2, 2013	October 7, 2013	66
7	October 3, 2013	December 31, 2013	January 6, 2014	62
8	January 2, 2014	April 2, 2014	April 7, 2014	65
9	April 3, 2014	July 2, 2014	July 7, 2014	62
10	July 3, 2014	October 1, 2014	October 6, 2014	65
11	October 2, 2014	December 30, 2014	January 5, 2015	62
12	December 31, 2014	March 31, 2015	April 6, 2015	64
13	April 1, 2015	July 1, 2015	July 6, 2015	63
14	July 2, 2015	September 30, 2015	October 5, 2015	65
15	October 1, 2015	December 30, 2015	January 5, 2016	64
16	December 31, 2015	March 31, 2016	April 5, 2016	63
17	April 1, 2016	June 30, 2016	July 5, 2016	65
18	July 1, 2016	September 30, 2016	October 5, 2016	66
19	October 3, 2016	January 2, 2017	January 5, 2017	65
20	January 3, 2017	March 31, 2017	April 5, 2017	64
21	April 3, 2017	June 30, 2017	July 5, 2017	62
22	July 3, 2017	October 2, 2017	October 5, 2017	66
23	October 3, 2017	January 2, 2018	January 5, 2018	63
24 (final Coupon Period)	January 3, 2018	March 29, 2018 (Final Valuation Date)	April 5, 2018 (Maturity Date)	62

* The Coupon Valuation Dates are subject to adjustment as described under “Coupon Payment Dates, Call Payment Dates and Maturity Date” in the accompanying Equity Index Underlying Supplement.

** Expected. 3 business days after the relevant Coupon Valuation Date. The Coupon Payment Dates are subject to postponement as described under “Coupon Payment Dates, Call Payment Dates and Maturity Date” in the accompanying Equity Index Underlying Supplement.

***Subject to adjustment if the number of scheduled trading days is reduced due to a scheduled holiday or other event in any Coupon Period as described under “Observation Periods” in the accompanying Equity Index Underlying Supplement.

Initial Level:	2,477.28, which was the Official Closing Level of the Reference Asset on the Pricing Date.
Final Level:	The Official Closing Level of the Reference Asset on the Final Valuation Date.
Official Closing Level:	The closing level of the Reference Asset on any scheduled trading day as determined by the calculation agent based upon the level displayed on Bloomberg Professional® service page “SX5E <INDEX>”, or on any successor page on Bloomberg Professional® service or any successor service, as applicable.
Form of securities:	Book-Entry
Listing:	The securities will not be listed on any U.S. securities exchange or quotation system.
CUSIP / ISIN:	4042K1D26 / US4042K1D266

PS-3

GENERAL

This pricing supplement relates to an offering of securities linked to the Reference Asset identified on the cover page. The purchaser of a security will acquire a senior unsecured debt security of HSBC USA Inc. linked to the Reference Asset. Although the offering of securities relates to the Reference Asset identified on the cover page, you should not construe that fact as a recommendation as to the merits of acquiring an investment linked to the Reference Asset or any component security included in the Reference Asset or as to the suitability of an investment in the securities.

You should read this document together with the prospectus dated March 22, 2012, the prospectus supplement dated March 22, 2012 and the Equity Index Underlying Supplement dated March 22, 2012. If the terms of the securities offered hereby are inconsistent with those described in the accompanying prospectus supplement, prospectus, or underlying supplement, the terms described in this pricing supplement shall control. You should carefully consider, among other things, the matters set forth in “Risk Factors” beginning on page PS-6 of this pricing supplement, page S-3 of the prospectus supplement and page S-1 of the Equity Index Underlying Supplement, as the securities involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the securities. As used herein, references to the “Issuer”, “HSBC”, “we”, “us” and “our” are to HSBC USA Inc.

HSBC has filed a registration statement (including a prospectus, a prospectus supplement and Equity Index Underlying Supplement) with the SEC for the offering to which this pricing supplement relates. Before you invest, you should read the prospectus, prospectus supplement and Equity Index Underlying Supplement in that registration statement and other documents HSBC has filed with the SEC for more complete information about HSBC and this offering. You may get these documents for free by visiting EDGAR on the SEC’s web site at www.sec.gov. Alternatively, HSBC Securities (USA) Inc. or any dealer participating in this offering will arrange to send you the prospectus, prospectus supplement and underlying supplement if you request them by calling toll-free 1-866-811-8049.

You may also obtain:

}	The Equity Index Underlying Supplement at: http://www.sec.gov/Archives/edgar/data/83246/000114420412016693/v306691_424b2.htm

}	The prospectus supplement at: http://www.sec.gov/Archives/edgar/data/83246/000104746912003151/a2208335z424b2.htm

}	The prospectus at: http://www.sec.gov/Archives/edgar/data/83246/000104746912003148/a2208395z424b2.htm

PAYMENT AT MATURITY

On the Maturity Date, for each security you hold, we will pay you the Final Settlement Value (plus any Coupon payment), which is an amount in cash, as described below:

If the Reference Return is greater than or equal to the Buffer Level, you will receive $1,000 per $1,000 Principal Amount of securities (zero return).

If the Reference Return is less than the Buffer Level, you will receive a cash payment on the Maturity Date, per $1,000 Principal Amount of securities, calculated as follows:

$1,000 + [$1,000 × (Reference Return + 35%)].

Under these circumstances, you will lose 1% of the Principal Amount of your securities for each percentage point that the Reference Return is below the Buffer Level. For example, if the Reference Return is -45%, you will suffer a 10% loss and receive 90% of the Principal Amount. If the Reference Return is less than the Buffer Level, you may lose up to 65% of your investment.

COUPON

On each Coupon Payment Date, for each $1,000 Principal Amount of securities, you will be paid an amount equal to the product of (a) $1,000 multiplied by (b) the Coupon Rate divided by four. For information regarding the record dates applicable to the Coupons paid on the securities, please see the section entitled “Description of Notes – Interest and Principal Payments – Recipients of Interest Payments” on page S-11 in the accompanying prospectus supplement.

With respect to each Coupon Period, the “Coupon Rate” is a rate, per annum, calculated as follows:

“Variable Days” is the actual number of scheduled trading days during such Coupon Period on which the Accrual Provision is satisfied, and “Scheduled Trading Days” means the actual number of scheduled trading days in the Coupon Period, subject to adjustment as described under “Observation Periods” in the accompanying Equity Index Underlying Supplement.

Calculation Agent

We or one of our affiliates will act as calculation agent with respect to the securities.

PS-4

Reference Sponsor

Standard and Poor’s Financial Services LLC, a subsidiary of The McGraw-Hill Companies, Inc., is the reference sponsor.

INVESTOR SUITABILITY

The securities may be suitable for you if:

}	You are willing to make an investment that is exposed to the negative Reference Return on a 1-to-1 basis for each percentage point that the Reference Return is less than the Buffer Level of -35%.

}	You are willing to invest in the securities based on the fact that your maximum potential return is the Coupon being offered with respect to your securities, which may equal 0.00% if the Accrual Provision is never satisfied during a Coupon Period.

}	You are willing to forgo dividends or other distributions paid to holders of stocks comprising the Reference Asset.

}	You do not seek an investment for which there is an active secondary market.

}	You are willing to hold the securities to maturity.

}	You are comfortable with the creditworthiness of HSBC, as Issuer of the securities.

The securities may not be suitable for you if:

}	You are unwilling to make an investment that is exposed to the negative Reference Return on a 1-to-1 basis for each percentage point that the Reference Return is below the Buffer Level of -35%.

}	You are unwilling to invest in the securities based on the fact that your maximum potential return is the Coupon being offered with respect to your securities, which may equal 0.00% if the Accrual Provision is never satisfied during a Coupon Period.

}	You seek an investment that provides full return of principal.

}	You prefer the lower risk, and therefore accept the potentially lower returns, of conventional debt securities with comparable maturities issued by HSBC or another issuer with a similar credit rating.

}	You prefer to receive the dividends or other distributions paid on any stocks comprising the Reference Asset.

}	You seek an investment for which there will be an active secondary market.

}	You are unable or unwilling to hold the securities to maturity.

}	You are not willing or are unable to assume the credit risk associated with HSBC, as Issuer of the securities.

PS-5

RISK FACTORS

We urge you to read the section “Risk Factors” on page S-3 in the accompanying prospectus supplement and on page S-1 of the Equity Index Underlying Supplement. Investing in the securities is not equivalent to investing directly in any of the stocks comprising the Reference Asset. You should understand the risks of investing in the securities and should reach an investment decision only after careful consideration, with your advisors, of the suitability of the securities in light of your particular financial circumstances and the information set forth in this pricing supplement and the accompanying underlying supplement, prospectus supplement and prospectus.

In addition to the risks discussed below, you should review “Risk Factors” in the accompanying prospectus supplement and underlying supplement including the explanation of risks relating to the securities described in the following sections:

}	“— Risks Relating to All Note Issuances” in the prospectus supplement;

}	“— General risks related to Indices” in the Equity Index Underlying Supplement;

}	“— Risks Associated with Non-U.S. Companies” in the Equity Index Underlying Supplement;

}	“— Securities Prices Generally are Subject to Political, Economic, Financial, and Social Factors that Apply to the Markets in which they Trade and to a Lesser Extent, Foreign Markets” in the Equity Index Underlying Supplement;

}	“— Time Differences Between the Domestic and Foreign Markets and New York City May Create Discrepancies in the Trading Level or Price of the Notes” in the Equity Index Underlying Supplement; and

}	“— The Notes Will Not Be Adjusted for Changes in Exchange Rates” in the Equity Index Underlying Supplement.

You will be subject to significant risks not associated with conventional fixed-rate or floating-rate debt securities.

Your investment in the securities may result in a loss.

You will be exposed to any decline in the Final Level from the Initial Level beyond the Buffer Level of -35%. Accordingly, if the Reference Return is less than -35%, your Payment at Maturity will be less than the Principal Amount of your securities. You may lose up to 65% of your investment at maturity if the Reference Return is negative.

You will not participate in any appreciation in the level of the Reference Asset.

The securities will not pay more than the Principal Amount, plus any unpaid Coupon payment, at maturity. Even if the Reference Return is greater than zero, you will not participate in the appreciation of the Reference Asset. Assuming the securities are held to maturity, the maximum amount payable with respect to the securities will not exceed the sum of the Principal Amount plus any Coupons. Under no circumstances, regardless of the extent to which the level of the Reference Asset appreciates, will your return exceed the total amount of the Coupons. In some cases, you may earn significantly less by investing in the securities than you would have earned by investing in an instrument directly linked to the performance of the Reference Asset.

Credit risk of HSBC USA Inc.

The securities are senior unsecured debt obligations of the Issuer, HSBC, and are not, either directly or indirectly, an obligation of any third party. As further described in the accompanying prospectus supplement and prospectus, the securities will rank on par with all of the other unsecured and unsubordinated debt obligations of HSBC, except such obligations as may be preferred by operation of law. Any payment to be made on the securities, including Coupons and any return of principal at maturity, depends on the ability of HSBC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of HSBC may affect the market value of the securities and, in the event HSBC were to default on its obligations, you may not receive the amounts owed to you under the terms of the securities.

The securities are not ordinary debt securities and the Coupon Rate is not fixed but is variable.

The Coupon Rate paid by us on the securities for each Coupon Period is not fixed, but will vary depending on whether the Accrual Provision is satisfied, and whether such Accrual Provision is satisfied will depend on the daily fluctuations of the Official Closing Level of the Reference Asset. Consequently, the return on the securities may be less than those otherwise payable on debt issued by us with similar maturities and may be zero. Although the variable Coupon Rate on the securities is determined, in part, by reference to the Official Closing Level, the Coupon Rate is linked to 5.50% per annum. You should consider, among other things, the overall annual percentage rate of interest to maturity as compared to other equivalent investment alternatives.

Changes that affect the Reference Asset will affect the market value of the securities and the amount you will receive at maturity.

The policies of the reference sponsor concerning additions, deletions and substitutions of the constituents comprising the Reference Asset and the manner in which the reference sponsor takes account of certain changes affecting those constituents included in the Reference Asset may affect the level of the Reference Asset. The policies of the reference sponsor with respect to the calculation of the Reference Asset could also affect the level of the Reference Asset. The reference sponsor may discontinue or suspend calculation or dissemination of the Reference Asset. Any such actions could affect the value of the securities.

PS-6

The securities are not insured by any governmental agency of the United States or any other jurisdiction.

The securities are not deposit liabilities or other obligations of a bank and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or program of the United States or any other jurisdiction. An investment in the securities is subject to the credit risk of HSBC, and in the event that HSBC is unable to pay its obligations as they become due, you may not receive the full Payment at Maturity of the securities.

Certain built-in costs are likely to adversely affect the value of the securities prior to maturity.

While the Payment at Maturity described in this pricing supplement is based on the full Principal Amount of your securities, the original issue price of the securities includes the placement agent’s commission and the estimated cost of HSBC hedging its obligations under the securities. As a result, the price, if any, at which HSBC Securities (USA) Inc. will be willing to purchase securities from you in secondary market transactions, if at all, will likely be lower than the original issue price, and any sale prior to the Maturity Date could result in a substantial loss to you. The securities are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your securities to maturity.

The securities lack liquidity.

The securities will not be listed on any securities exchange. HSBC Securities (USA) Inc. is not required to offer to purchase the securities in the secondary market, if any exists. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily. Because other dealers are not likely to make a secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which HSBC Securities (USA) Inc. is willing to buy the securities.

Potential conflicts.

HSBC and its affiliates play a variety of roles in connection with the issuance of the securities, including acting as calculation agent and hedging our obligations under the securities. In performing these duties, the economic interests of the calculation agent and other affiliates of ours are potentially adverse to your interests as an investor in the securities. We will not have any obligation to consider your interests as a holder of the securities in taking any action that might affect the value of your securities.

Uncertain tax treatment.

For a discussion of the U.S. federal income tax consequences of your investment in a security, please see the discussion under “U.S. Federal Income Tax Considerations” herein and the discussion under “U.S. Federal Income Tax Considerations” in the accompanying prospectus supplement.

PS-7

ILLUSTRATIVE EXAMPLES

The following table and examples are provided for illustrative purposes only and are hypothetical. They do not purport to be representative of every possible scenario concerning increases or decreases in the level of the Reference Asset relative to its Initial Level. We cannot predict the Final Level of the Reference Asset or the level of the Reference Asset on any scheduled trading day. The assumptions we have made in connection with the illustrations set forth below may not reflect actual events, and the hypothetical Initial Level used in the table and examples below is not the actual Initial Level. You should not take this illustration or these examples as an indication or assurance of the expected performance of the Reference Asset or the return on your securities. With respect to the securities, the Final Settlement Value plus any Coupons may be less than the amount that you would have received from a conventional debt security with the same stated maturity, including those issued by HSBC. The numbers appearing in the table below and following examples have been rounded for ease of analysis.

The table below illustrates the Final Settlement Value on a $1,000 investment in securities for a hypothetical range of performance for the Reference Return from -100% to +100% (excluding any Coupons received). The following results are based solely on the assumptions outlined below. The “Hypothetical Return on the Security” as used below is the number, expressed as a percentage, that results from comparing the Payment at Maturity per $1,000 Principal Amount of securities to $1,000. The potential returns described here assume that your securities are held to maturity. You should consider carefully whether the securities are suitable to your investment goals. The following table and examples assume the following:

}	Principal Amount:	$1,000

}	Hypothetical Initial Level:	2,500.00

}	Buffer Level:	-35%

}	Coupon Barrier Level:	65% of the hypothetical Initial Level

}	Scheduled Trading Days in final Coupon Period:	62

The actual Initial Level was determined on the Pricing Date.

Hypothetical Final Level	Hypothetical Reference Return	Hypothetical Final Settlement Value	Hypothetical Return on the Security
5,000.00	100.00%	$1,000.00	0.00%
4,500.00	80.00%	$1,000.00	0.00%
4,000.00	60.00%	$1,000.00	0.00%
3,500.00	40.00%	$1,000.00	0.00%
3,250.00	30.00%	$1,000.00	0.00%
3,000.00	20.00%	$1,000.00	0.00%
2,875.00	15.00%	$1,000.00	0.00%
2,750.00	10.00%	$1,000.00	0.00%
2,625.00	5.00%	$1,000.00	0.00%
2,550.00	2.00%	$1,000.00	0.00%
2,525.00	1.00%	$1,000.00	0.00%
2,500.00	0.00%	$1,000.00	0.00%
2,475.00	-1.00%	$1,000.00	0.00%
2,450.00	-2.00%	$1,000.00	0.00%
2,375.00	-5.00%	$1,000.00	0.00%
2,250.00	-10.00%	$1,000.00	0.00%
2,125.00	-15.00%	$1,000.00	0.00%
2,000.00	-20.00%	$1,000.00	0.00%
1,750.00	-30.00%	$1,000.00	0.00%
1,625.00	-35.00%	$1,000.00	0.00%
1,500.00	-40.00%	$950.00	-5.00%
1,000.00	-60.00%	$750.00	-25.00%
500.00	-80.00%	$550.00	-45.00%
0.00	-100.00%	$350.00	-65.00%

PS-8

The following examples indicate how the Final Settlement Value would be calculated with respect to a hypothetical $1,000 investment in the securities. These examples do not reflect any Coupons payments prior to the Maturity Date.

Example 1: The level of the Reference Asset increases from the Initial Level of 2,500.00 to a Final Level of 2,750.00. The Official Closing Level of the Reference Asset is greater than or equal to the Coupon Barrier Level on 40 scheduled trading days during the final Coupon Period.

Reference Return:	10.00%
Coupon Rate:	3.54% per annum
Final Settlement Value:	$1,000.00
Payment at Maturity:	$1,008.85

Because the Reference Return is positive, the Final Settlement Value would be $1,000.00 per $1,000 Principal Amount of securities (a zero return).

Further, because the Accrual Provision is satisfied for 40 scheduled trading days, the Coupon Rate for the final Coupon Period is 3.54% per annum, calculated as follows:

5.50% × ( 40 / 62 ) = 3.54% per annum

Therefore, with the final Coupon payment of $8.85, the total Payment at Maturity is $1,008.85.

Example 1 shows that you will receive the return of your principal investment plus the final Coupon payment when the Reference Asset appreciates.

Example 2: The level of the Reference Asset decreases from the Initial Level of 2,500.00 to a Final Level of 2,375.00. The Official Closing Level of the Reference Asset is greater than or equal to the Coupon Barrier Level on each scheduled trading day during the final Coupon Period.

Reference Return:	-5.00%
Coupon Rate:	5.50% per annum
Final Settlement Value:	$1,000.00
Payment at Maturity:	$1,013.75

Because the Reference Return is less than zero but greater than the Buffer Level of -35%, the Final Settlement Value would be $1,000.00 per $1,000 Principal Amount of securities (a zero return).

Further, because the Accrual Provision is satisfied for 62 scheduled trading days, the Coupon Rate for the final Coupon Period is 5.50% per annum, calculated as follows:

5.50% × ( 62 / 62 ) = 5.50% per annum

Therefore, with the final Coupon payment of $13.75, the total Payment at Maturity is $1,013.75.

Example 2 shows that you will receive the return of your principal investment plus the final Coupon payment when the Reference Asset declines but is greater than or equal to the Buffer Level of -35%.

Example 3: The level of the Reference Asset decreases from the Initial Level of 2,500.00 to a Final Level of 1,000.00. The Official Closing Level of the Reference Asset is less than the Coupon Barrier Level on each scheduled trading day during the final Coupon Period.

Reference Return:	-60.00%
Coupon Rate:	0.00% per annum
Final Settlement Value:	$750.00
Payment at Maturity:	$750.00

Because the Reference Return is less than the Buffer Level of -35%, the Final Settlement Value would be $750.00 per $1,000 Principal Amount of securities, calculated as follows:

$1,000 + [$1,000 × (Reference Return + 35%)]

= $1,000 + [$1,000 × (-60.00% + 35%)]

= $750.00

Because the Accrual Provision is never satisfied during the final Coupon Period, the Coupon Rate for the final Coupon Period is 0.00% per annum, calculated as follows:

5.50% × ( 0 / 62 ) = 0.00% per annum

Example 3 shows that you are exposed on a 1-to-1 basis to declines in the level of the Reference Asset beyond the Buffer Level of -35%. YOU MAY LOSE UP TO 65% OF THE PRINCIPAL AMOUNT OF YOUR SECURITIES.

PS-9

THE EURO STOXX 50® INDEX

Description of the SX5E

The SX5E is composed of 50 stocks from the Eurozone (Austria, Belgium, Finland, France, Germany, Greece, Ireland, Italy, Luxembourg, the Netherlands, Portugal and Spain) portion of the STOXX Europe 600 Supersector indices. The STOXX 600 Supersector indices contain the 600 largest stocks traded on the major exchanges of 18 European countries and are organized into the following 19 Supersectors: automobiles & parts; banks; basic resources; chemicals; construction & materials; financial services; food & beverage; health care; industrial goods & services; insurance; media; oil & gas; personal & household goods; real estate; retail; technology; telecommunications; travel & leisure and utilities.

For more information about the SX5E, see “The EURO STOXX 50® Index” on page S-40 of the accompanying Equity Index Underlying Supplement.

Historical Performance of the SX5E

The following graph sets forth the historical performance of the SX5E based on the daily historical closing levels from April 2, 2007 through March 30, 2012. The closing level for the SX5E on March 30, 2012 was 2,477.28. We obtained the closing levels below from Bloomberg Professional® service. We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg Professional® service.

Historical Period
Official Closing Level of the Reference Asset on March 30, 2012	2,477.28
Total number of scheduled trading days in the historical period beginning April 2, 2007	1,284
Number of scheduled trading days that the Reference Asset was equal to or greater than the Coupon Barrier Level	1,284
Number of scheduled trading days that the Reference Asset was less than the Coupon Barrier Level	0

The historical levels of the SX5E should not be taken as an indication of future performance, and no assurance can be given as to the Official Closing Level of the SX5E.

SUPPLEMENTAL PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)

We have appointed HSBC Securities (USA) Inc., an affiliate of HSBC, as the agent for the sale of the securities. Pursuant to the terms of a distribution agreement, HSBC Securities (USA) Inc. will purchase the securities from HSBC for distribution to other registered broker-dealers or will offer the securities directly to investors. HSBC Securities (USA) Inc. will offer the securities at the offering price set forth on the cover page of this pricing supplement. HSBC USA Inc. or one of our affiliates may pay varying discounts of up to 3.00% per $1,000 Principal Amount of securities in connection with the distribution of the securities to other registered broker-dealers.

In addition, HSBC Securities (USA) Inc. or another of its affiliates or agents may use this pricing supplement in market-making transactions after the initial sale of the securities, but is under no obligation to do so and may discontinue any market-making activities at any time without notice.

See "Supplemental Plan of Distribution (Conflicts of Interest)” on page S-49 in the prospectus supplement.

PS-10

U.S. FEDERAL INCOME TAX CONSIDERATIONS

You should carefully consider, among other things, the matters set forth in the section “U.S. Federal Income Tax Considerations” in the prospectus supplement. The following discussion summarizes the U.S. federal income tax consequences of the purchase, beneficial ownership, and disposition of each of the securities. This summary supplements the section “U.S. Federal Income Tax Considerations” in the prospectus supplement and supersedes it to the extent inconsistent therewith.

There are no statutory provisions, regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the securities. Under one reasonable approach, the securities should be treated as income-bearing pre-paid derivative contracts with respect to the Reference Asset. HSBC intends to treat the securities consistent with this approach and, pursuant to the terms of the securities, you agree to treat the securities under this approach for all U.S. federal income tax purposes. Subject to certain limitations described in the prospectus supplement, and based on certain factual representations received from HSBC, in the opinion of HSBC’s special U.S. tax counsel, Sidley Austin llp, it is reasonable to treat the securities in accordance with this approach. Pursuant to this approach, HSBC intends to treat any gain or loss upon maturity or an earlier sale or exchange as capital gain or loss in an amount equal to the difference between the amount you receive at such time (other than with respect to a coupon) and your tax basis in the security. Any such gain or loss will be long-term capital gain or loss if you have held the security for more than one year at such time for U.S. federal income tax purposes. Your tax basis in a security generally will equal your cost of the security. In addition, the tax treatment of the coupon is unclear. Although the tax treatment of the coupon is unclear, HSBC intends to treat any coupon paid by HSBC, including on the Maturity Date, as ordinary income includible in income by you at the time it accrues or is received in accordance with your normal method of accounting for U.S. federal income tax purposes. See “U.S. Federal Income Tax Considerations — Certain Equity-Linked Notes — Certain Notes Treated as Forward Contracts or Executory Contracts” in the prospectus supplement for the U.S. federal income tax considerations applicable to securities that are treated as income-bearing pre-paid derivative contracts.

Because there are no statutory provisions, regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the securities, other characterizations and treatments are possible and the timing and character of income in respect of the securities might differ from the treatment described above. For example, the securities could be treated as debt instruments that are “contingent payment debt instruments” for U.S. federal income tax purposes subject to the treatment described under the heading “U.S. Federal Income Tax Considerations — U.S. Federal Income Tax Treatment of the Notes as Indebtedness for U.S. Federal Income Tax Purposes — Contingent Payment Debt Instruments” in the prospectus supplement.

In addition, if you are a non-U.S. Holder (as defined in the prospectus supplement), because the tax treatment of the coupon is unclear, HSBC intends to withhold an amount equal to 30% of any coupon payable to you, subject to reduction or elimination by applicable treaty, unless income from such coupon is effectively connected with your conduct of a trade or business within the United States.

In Notice 2008-2, the Internal Revenue Service (“IRS”) and the Treasury Department requested comments as to whether the purchaser of an exchange traded note or pre-paid forward contract (which may include the securities) should be required to accrue income during its term under a mark-to-market, accrual or other methodology, whether income and gain on such a note or contract should be ordinary or capital, and whether foreign holders should be subject to withholding tax on any deemed income accrual. Accordingly, it is possible that regulations or other guidance could provide that a U.S. holder (as defined in the prospectus supplement) of a security is required to accrue income in respect of the securities prior to the receipt of payments with respect to the securities or their earlier sale. Moreover, it is possible that any such regulations or other guidance could treat all income and gain of a U.S. holder in respect of the securities as ordinary income (including gain on a sale). Finally, it is possible that a non-U.S. holder of the securities could be subject to U.S. withholding tax in respect of the securities. It is unclear whether any regulations or other guidance would apply to the securities (possibly on a retroactive basis). Prospective investors are urged to consult with their tax advisors regarding Notice 2008-2 and the possible effect to them of the issuance of regulations or other guidance that affects the U.S. federal income tax treatment of the securities.

PROSPECTIVE PURCHASERS OF SECURITIES SHOULD CONSULT THEIR TAX ADVISORS AS TO THE U.S. FEDERAL, STATE, LOCAL, AND OTHER TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF SECURITIES.

PS-11

VALIDITY OF THE SECURITIES

In the opinion of Sidley Austin llp, as counsel to the Issuer, when the securities offered by this pricing supplement have been executed and issued by the Issuer and authenticated by the trustee pursuant to the Senior Indenture referred to in the prospectus supplement dated March 22, 2012, and delivered against payment as contemplated herein, such securities will be valid and binding obligations of the Issuer, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above. This opinion is given as of the date hereof and is limited to the Federal laws of the United States, the laws of the State of New York and the Maryland General Corporation Law as in effect on the date hereof. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the Senior Indenture and the genuineness of signatures and certain factual matters, all as stated in the letter of such counsel dated March 22, 2012, which has been filed as Exhibit 5.3 to the Issuer’s registration statement on Form S-3 filed with the Securities and Exchange Commission on March 22, 2012.

PS-12

TABLE OF CONTENTS

You should only rely on the information contained in this pricing supplement, any accompanying underlying supplement, prospectus supplement and prospectus. We have not authorized anyone to provide you with information or to make any representation to you that is not contained in this pricing supplement, the accompanying underlying supplement, prospectus supplement and prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. This pricing supplement, the accompanying underlying supplement, prospectus supplement and prospectus are not an offer to sell these securities, and these documents are not soliciting an offer to buy these securities, in any jurisdiction where the offer or sale is not permitted. You should not, under any circumstances, assume that the information in this pricing supplement, the accompanying underlying supplement, prospectus supplement and prospectus is correct on any date after their respective dates.

HSBC USA Inc.

$3,000,000 Buffered Accrual
Securities Linked to the

EURO STOXX 50® Index

March 30, 2012

PRICING SUPPLEMENT

Pricing Supplement
General	PS-4
Payment at Maturity	PS-4
Investor Suitability	PS-5
Risk Factors	PS-6
Illustrative Examples	PS-8
The EURO STOXX 50® Index	PS-10
Supplemental Plan of Distribution (Conflicts of Interest)	PS-10
U.S. Federal Income Tax Considerations	PS-11
Validity of the Securities	PS-12
Equity Index Underlying Supplement
Risk Factors	S-1
The S&P 500® Index	S-6
The S&P 100® Index	S-10
The S&P MidCap 400® Index	S-14
The S&P 500 Low Volatility Index	S-18
The Russell 2000® Index	S-21
The Dow Jones Industrial AverageSM	S-25
The Hang Seng China Enterprises Index®	S-27
The Hang Seng® Index	S-30
The Korea Stock Price Index 200	S-33
MSCI Indices	S-36
The EURO STOXX 50® Index	S-40
The PHLX Housing SectorSM Index	S-42
The TOPIX® Index	S-46
The NASDAQ-100 Index®	S-49
S&P BRIC 40 Index	S-53
The Nikkei 225 Index	S-56
The FTSE™ 100 Index	S-58
Other Components	S-60
Additional Terms of the Notes	S-60

Prospectus Supplement
Risk Factors	S-3
Risks Relating to Our Business	S-3
Risks Relating to All Note Issuances	S-3
Pricing Supplement	S-7
Description of Notes	S-8
Use of Proceeds and Hedging	S-30
Certain ERISA Considerations	S-30
U.S. Federal Income Tax Considerations	S-32
Supplemental Plan of Distribution (Conflicts of Interest)	S-49

Prospectus
About this Prospectus	1
Risk Factors	1
Where You Can Find More Information	1
Special Note Regarding Forward-Looking Statements	2
HSBC USA Inc.	3
Use of Proceeds	3
Description of Debt Securities	3
Description of Preferred Stock	15
Description of Warrants	21
Description of Purchase Contracts	25
Description of Units	28
Book-Entry Procedures	30
Limitations on Issuances in Bearer Form	35
U.S. Federal Income Tax Considerations Relating to Debt Securities	35
Plan of Distribution (Conflicts of Interest)	51
Notice to Canadian Investors	53
Notice to EEA Investors	58
Certain ERISA Matters	59
Legal Opinions	60
Experts	60